UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700

Former Address: 112 West 34th Street, New York, New York 10120 (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual shareholders’ meeting of Foot Locker, Inc. (the “Company”) held on May 18, 2016 (the “2016 Annual Meeting”), the Company’s shareholders voted on the six proposals set forth below. For more information on the proposals, please see the 2016 Proxy Statement, the relevant portions of which are incorporated herein by reference. The final voting results are listed below.

Proposal 1. Shareholders elected six nominees to the Board of Directors (the “Board”) of the Company for one-year terms expiring at the annual shareholders’ meeting to be held in 2017:

Name	Votes For	Votes Withheld	Broker Non-Votes
Maxine Clark	105,382,430	249,421	11,330,757
Alan D. Feldman	103,558,371	2,073,480	11,330,757
Jarobin Gilbert, Jr.	103,650,455	1,981,396	11,330,757
Richard A. Johnson	105,068,945	562,906	11,330,757
Guillermo G. Marmol	105,397,080	234,771	11,330,757
Dona D. Young	102,774,496	2,857,355	11,330,757

Nicholas DiPaolo, Matthew M. McKenna, Steven Oakland, and Cheryl Nido Turpin, having previously been elected directors of the Company for terms continuing beyond the 2016 Annual Meeting, continue in office as directors.

Proposal 2. With respect to the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,735,844	1,117,747	109,017	- 0 -

Proposal 3. With respect to the proposal to reapprove the performance goals under the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,558,421	2,869,374	204,056	11,330,757

Proposal 4. With respect to the proposal to approve the Foot Locker Long-Term Incentive Compensation Plan, as Amended and Restated, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,778,514	1,640,289	213,048	11,330,757

Proposal 5. With respect to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,412,025	8,705,568	514,258	11,330,757

Proposal 6. With respect to the advisory vote regarding frequency of advisory vote on executive compensation, the votes were cast for the proposal as set forth below:

Votes For	Votes for	Votes for
1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
96,871,445	109,347	8,492,924	158,135	11,330,757

Item 8.01.	Other Events.

On May 18, 2016, the Company issued a press release announcing the following:

At its meeting following the 2016 Annual Meeting, the Board elected Richard A. Johnson, its President and Chief Executive Officer, to the additional position of Chairman of the Board, effective immediately. Mr. Johnson succeeds Nicholas DiPaolo, who served as Non-Executive Chairman of the Board since 2015 and as independent lead director from 2012–15. Mr. DiPaolo will continue to serve as a director until the expiration of his term at the 2017 Annual Meeting.

In conjunction with this transition, the Board also elected Dona D. Young as its independent lead director, effective immediately. Mrs. Young previously spent nearly 30 years with The Phoenix Companies, Inc., retiring in 2009 as Chairman, President, and Chief Executive Officer. She has been a Director of Foot Locker, Inc. since 2001 and has been Chair of the Nominating and Corporate Governance Committee since 2010. Mrs. Young has served on the boards of several other public companies and has extensive corporate governance experience, including with regard to board succession planning, board composition, and executive leadership. She is a faculty member of the National Association of Corporate Directors (“NACD”) Board Advisory Services. She was a 2012 Advanced Leadership Fellow at Harvard University and an NACD Board Leadership Fellow in 2013. Mrs. Young was named to the NACD Directorship 100 for 2015.

A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 18, 2016, issued by Foot Locker, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
Date: May 18, 2016	By:	/s/ Sheilagh M. Clarke
		Name: Title:	Sheilagh M. Clarke Senior Vice President, General Counsel and Secretary